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                                                                      Exhibit 42






The Directors
Professional Staff plc
Buckland House
Waterside Drive
Langley Business Park
Slough
Berkshire SL3 6EZ



                                                                   28 April 2003



Dear Sirs

    Re: Recommended Proposals for the acquisition of all the issued and to be issued share capital of Professional Staff plc by Ohsea Holdings
           Limited to be effected by means of a Scheme of Arrangement under Section 425 of the Companies Act 1985


We hereby consent to the incorporation (by reference or otherwise) in the Statement on Schedule 13E-3, filed by Ohsea Holdings Limited and the other filing parties thereto with the Securities and Exchange Commission on April 28, 2003, of the description of our actions and recommendations set forth therein and in the Scheme Document (as defined in the Schedule 13E-3), which will be included as an Exhibit to such Schedule 13E-3.


Yours faithfully


/s/ R.A. Lo


R.A. Lo
Director, for and on behalf of Nabarro Wells & Co. Limited